Exhibit 10.5

PROMISSORY NOTE

$[60,000 CAD]	October 1, 2021

FOR VALUE RECEIVED MIDORI-B10 INC. (the “Borrower’’) acknowledges itself indebted to and unconditionally promises to pay to or to the order of Rene Bharti (the “Lender’’) the principal amount of $60,000 (CAD) together with interest on the unpaid principal balance hereunder, at the rate and as payable in accordance with the terms of this promissory note (the “Promissory Note”).

The Borrower further agrees as follows:

1.	Definitions. As used herein, the terms referenced below shall have the following meanings:

(a) “Borrower” has the meaning assigned to such term in the recitals;

(b) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario are required or authorized by law to be closed;

(c) “Event of Default” has the meaning assigned to such term in Section 8;

(d) “Lender’’ has the meaning assigned to such term in the recitals;

(e) “Maturity Date” has the meaning assigned to such term in Section 3;

(f) “Prepayment” has the meaning assigned to such term in Section 4; and

(g) “Promissory Note” has the meaning assigned to such term in the recitals.

2.	Interest. Interest shall accrue on the principal amount outstanding at a rate of eighteen percent (18%) per annum on the basis of a 365-day year. Interest shall be payable on the Maturity Date. Interest shall be payable at the same rate before and after the occurrence and continuance of an Event of Default.

3.	Payments of Principal and Interest. Unless earlier payment is required by the lender pursuant to Section 7 hereof, the outstanding principal and interest payable hereunder is due on the earlier of (i) the closing of the acquisition of the Borrower pursuant to the Share Exchange Agreement dated August 31, 2021 among the Borrower, 1284670 B.C. Ltd. and the shareholders of the Borrower; and (ii) December 31, 2021 (the “Maturity Date”).

4.	Prepayment. The Borrower shall be entitled, from time to time and in its sole discretion, on one occasion or multiple occasions, to prepay all or any part of the indebtedness evidenced by this Promissory Note without notice, bonus or penalty (each, a “Prepayment”). Any Prepayment shall be applied first towards unpaid interest (if any) and then towards principal.

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5.	Representations and Warranties. The Borrower represents and warrants and so long as this Promissory Note remains in effect shall be deemed to continuously represent and warrant that:

	(a)	the Borrower has the legal right and corporate power and authority to enter into this Promissory Note and to do all acts and things and execute and deliver all other documents and instruments as are required hereunder to be done observed or performed by it in accordance with the terms hereof; and

	(b)	this Promissory Note constitutes the valid and legal obligations of the Borrower subject to (i) applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other similar laws of general application affecting creditors’ rights and (ii) general principles of equity, including the fact that equitable remedies, such as specific performance and injunction, may only be awarded in the discretion of the court.

6.	Conditions Precedent. Prior to the effectiveness of this Promissory Note, unless waived in writing in advance by the Lender, the Borrower shall have delivered to the Lender the following documents, in form and substance satisfactory to the Lender:

	(a)	an executed copy of this Promissory Note; and

	(b)	such other documents or certificates, and completion of such other matters, as the Lender may reasonably request.

7.	Default. During the occurrence and continuance of an Event of Default, the Lender may, at its option, give notice that all amounts, including, for greater certainty, principal and accrued interest, owing under this Promissory Note shall be immediately due and payable at any time and the Borrower shall make immediate payment of all amounts due hereunder to or to the order of the Lender.

In addition, at any time or from time to time during the occurrence and continuance of an Event of Default, the Lender may exercise any and all remedies available to it at law, in equity and pursuant to any security it may hold at such time in connection with the Borrower’s obligations under this Promissory Note.

8.	Events of Default. As used herein, “Event of Default” means the occurrence of any one or more of the following:

	(a)	the failure of the Borrower to pay any amounts, including, for greater certainty, principal and interest, under this Promissory Note, within two (2) calendar days after such amounts are due and payable;

	(b)	the occurrence of any of the following events:

(i) the Borrower takes any steps to obtain or is granted protection from its creditors under any applicable legislation;

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(ii)	the Borrower enters into, or resolves to enter into, an arrangement or reconstruction or composition with, or assignment for the benefit of, all or any class of its creditors or It proposes a reorganization, moratorium or other administration involving any of them for reasons relating to insolvency;

(iii)	the Borrower admits in writing that it Is unable to pay, or fails to pay, its debts generally when they fall due;

(iv)	the Borrower resolves to wind itself up, assigns itself into bankruptcy or commits any act of bankruptcy as such term is defined In the Bankruptcy and Insolvency Act (Canada) or in any other legislation relating to insolvency, or gives notice of its Intention to do so for reasons relating to insolvency;

(v)	an order appointing a liquidator, an administrator or a provisional liquidator in respect of the Borrower Is made and such order or appointment is continuing, unstayed and in effect for a period of 30 days, or one of them is appointed;

(vi)	a receiver, receiver and manager, statutory manager, trustee or similar official is appointed in respect of the Borrower or all or substantially all of its assets and such order or appointment is continuing, unstayed and in effect for a period of 30 days;

(vii)	an order is made that the Borrower be wound up;

(viii)	an order for relief is entered against the Borrower under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other present or future federal bankruptcy or insolvency laws of Canada now or hereafter in effect;

(ix)	the commencement of an involuntary proceeding against the Borrower (A) seeking bankruptcy, liquidation, reorganization, dissolution, winding up, a composition or arrangement with creditors, readjustment of debts, or other relief with respect to it or its debts under any bankruptcy laws or other customary insolvency actions, or (B) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, the issuance of a writ of attachment, execution, or similar process, or like relief if, in any case, (x) such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days, (y) the Borrower files an answer admitting the material allegations of a petition filed against it in any such involuntary proceeding, or (z) the Borrower consents to any relief referred to in this Section 10(c) (ix) or to the appointment of or taking possession by any such official in any such involuntary proceeding; or

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(x) anything analogous or having a substantially similar effect to any of the events specified above happens in relation to the Borrower under the law of any applicable jurisdiction;

	(c)	If any creditor of a Borrower sells, forecloses upon or otherwise takes possession of any assets of the Borrower; or

	(d)	the occurrence of a default or event of default under any agreement to which the Borrower is a party with a third party or third parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness of the Borrower.

9.	Assignment. The Lender may at any time and from time to time, assign or transfer any or all of its rights, title or interest in, to and under this Promissory Note to any person. The Borrower shall not assign any or all of its obligations hereunder without the prior written consent of the Lender which may be arbitrarily or unreasonably withheld.

10.	Enurement. This Promissory Note shall be binding upon and enure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.

11.	Waiver, Etc. The Borrower hereby waives presentment, notice of dishonour, protest and notice of protest. No failure or delay by the Lender in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercise thereof or the exercise of any other right.

12.	Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Borrower and Lender and their respective successors and permitted assigns attorn to the non-exclusive jurisdiction of the courts of Ontario.

13.	Rules of Interpretation. In this Promissory Note, unless the subject matter or context clearly indicates to the contrary:

	(a)	all references to “dollars” or”$” hereunder shall mean Canadian dollars;

	(b)	all uses of the words “hereto”, “herein”, “hereof’, “hereby” and “hereunder” and similar expressions refer to this Promissory Note and not to any particular section or portion of it, and all references in this Promissory Note to Sections and Schedules shall be construed to refer to Sections and Schedules to this Promissory Note;

	(c)	words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neutral genders;

	(d)	the terms “in writing” and “written” shall include printing, typewriting or any electronic means of communication capable of being visibly reproduced at the

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DATED as of the date first set out above.

BORROWER:

MIDORI-BIO INC.

By:	/s/ Ken Lyons
Name:	Ken Lyons
Title:	CEO

LENDER:

By:	/s/ Rene Bharti
Name:	Rene Bharti
Title:	A Man
Sep. 29, 2021

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